      As filed with the Securities and Exchange Commission on July 5, 2000
                                                       Registration No.333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                                 3DSHOPPING.COM
             (Exact name of registrant as specified in its charter)

                                   ---------

           CALIFORNIA                                  95-4594029
   (State or other jurisdiction                       (IRS Employer
   of incorporation or organization)                   Identification No.)

                              308 WASHINGTON BLVD.
                        MARINA DEL REY, CALIFORNIA 90292
                          (Address, including zip code,
                         of Principal Executive Offices)

                                   ---------

                      3DSHOPPING.COM 1999 STOCK OPTION PLAN
                              (Full title of plan)

                               -------------------

                               GIA HONNEN WEISDORN
                                 GENERAL COUNSEL
                                 3DSHOPPING.COM
                              308 WASHINGTON BLVD.
                        MARINA DEL REY, CALIFORNIA 90292
                                 (310) 301-6733
           (Name, address, and telephone number of agent for service)

                                   COPIES TO:

                               JOHN J. HALLE, ESQ.
                             JASON M. BRAUSER, ESQ.
                                 STOEL RIVES LLP
                         900 SW FIFTH AVENUE, SUITE 2600
                             PORTLAND, OR 97204-1268

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to      Amount to be Registered       Proposed Maximum           Proposed Maximum        Amount of Registration
      Be Registered                                       Offering Price Per         Aggregate Offering                 Fee
                                                              Share (1)                  Price (1)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock(1)             1,000,000 Shares               $13.06                  $13,060,000.00               $3,448.00
------------------------------------------------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the Common Stock on the American Stock Exchange for June 27, 2000.

         The contents of Registrant's Form S-8 on Registration Statement No. 333-85873 are incorporated by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by 3Dshopping.com (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The California Corporations Code provides for the indemnification of directors, officers, employees and agents of the Registrant under the circumstances as set forth in section 317 thereof. Section 317 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

     Whether indemnification may be paid in a particular case depends on whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive and sometimes requires approval of the court in which the suit is or was pending.

     If the agent loses or settles a suit with a plaintiff who is not the Registrant or who did not threaten or bring suit on the Registrant's behalf, the agent may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in a criminal proceeding, only where the agent had no reasonable cause to believe his or her conduct was unlawful.

     If the agent loses or settles a suit with a plaintiff who is the Registrant or who threatened or brought suit on the Registrant's behalf, the agent may be indemnified for expenses actually and reasonably incurred in connection with the defense or settlement of the action. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she believed to be in the best interests of the corporation and its shareholders. However, no indemnification is permitted where the agent breached his or her duty to the Registrant, unless the court in which the proceeding is or was pending determines that the agent is fairly and reasonably entitled to indemnity for certain expenses. No indemnification is permitted where a settlement is reached without court approval.

     Where permissive indemnification provisions control, indemnification may be authorized by a majority vote of the disinterested directors, by an independent legal counsel's written opinion, by the Registrant's shareholders (the person to be indemnified is excluded from voting his or her shares), or by the court in which the proceeding is or was pending.

     Any provision in a corporation's articles of incorporation or bylaws or contained in a shareholder or director resolution that indemnifies its officers or directors must be consistent with section 317. Moreover, such a provision may prohibit permissive, but not mandatory, indemnification as described above. Last, a corporation has the power to purchase indemnity insurance for its agents even if it would not have the power to indemnify them.

     The Registrant's Articles of Incorporation generally authorize the Board of Directors to provide indemnification of its agents through Bylaw provisions or agreements relating to indemnification, or through both, subject to the limits on such indemnification in the California Corporations Code. The Registrant's Bylaws cannot deny or limit this general indemnification authorization.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     The Registrant maintains insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

Item 8. EXHIBITS.

               4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

               4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-74795).

               5.1  Opinion of Stoel Rives LLP.

               23.1 Consent of Friedman, Minsk, Cole & Fastovsky.

               23.2 Consent of Stoel Rives LLP (included in Exhibit 5.1).

               24.1 Powers of Attorney (included in the signature pages of this registration statement).

Item 9. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marina del Rey, State of California on June 29, 2000.

                                     3Dshopping.com


                                     By: HOWARD COHN
                                        --------------------------
                                         Name: Howard Cohn
                                         Title: Senior Vice President of
                                         Administration and Acting Chief
                                         Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, an officer and/or director of 3DSHOPPING.COM, does hereby constitute and appoint Lawrence Weisdorn and Howard Cohn, and each of them, his true and lawful attorney and agent to do any and all acts and things and to execute in his name (whether on behalf of 3Dshopping.com or as an officer or director of said Company, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable 3Dshopping.com to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of Common Stock of 3Dshopping.com issuable pursuant to the 1999 Stock Option Plan, including specifically, but without limitation thereto, power and authority to sign his name (whether on behalf of 3Dshopping.com or as an officer or director of said Company, or otherwise) to a Registration Statement on Form S-8 and any amendment thereto (including any post-effective amendment) or application for amendment thereto in respect to such Common Stock or any exhibits filed therewith; and to file the same with the Securities and Exchange Commission; and the undersigned does hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 29, 2000.


        Signature                           Title
        ---------                           -----

      TERRY GOURLEY             Chief Executive Officer and Director
    -----------------------     (Principal Executive Officer)
    Terry Gourley


        HOWARD COHN             Senior Vice President of Administration and
    -----------------------     Acting Chief Financial Officer (Principal
    Howard Cohn                 Financial and Accounting Officer)

     LAWRENCE WEISDORN          Chairman of the Board of Directors
    -----------------------
    Lawrence Weisdorn


    -----------------------     Director
    James Jensen


     JOEL F. MCINTYRE           Director
    -----------------------
    Joel F. McIntyre


    -----------------------     Director
    MaryAnn O'Donnell

                                  EXHIBIT INDEX


Exhibit
Number       Document Description
------       --------------------
4.1   Amended and Restated Articles of Incorporation of the Registrant
      (incorporated by reference to Exhibit 3.1.1 to the Registrant's
      Registration Statement on Form S-1, File No. 333-74795).

4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1,
      File No. 333-74795).

5.1   Opinion of Stoel Rives LLP.

23.1  Consent of Friedman, Minsk, Cole and Fastovsky

23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature pages of this registration statement).